SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) July 15, 2006

NEW INVERNESS EXPLORATIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction	(Commission File number)	(IRS Employer Identification No.)
of incorporation or organization)

29 Otter Avenue, Box 634 Manitouwadge, Ontario P0T 2C0, Canada
(Address of principal executive offices) (Zip Code)

702-562-4091
(Registrant’s Telephone Number, Including Area Code)

_______________________________
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Information

Item 8.01. Other Information

On July 15, 2006, the Registrant’s Board of Directors declared a 5 for 1 forward stock split in the form of a dividend. The record date for the stock dividend is August 7, 2006, and the payment date is August 7, 2006.

In addition, on July 20, 2006, the Registrant filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Nevada. Pursuant to the Amendment, the Registrant increased its authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

The Amendment was approved unanimously by the Registrant’s Board of Directors and by the vote of more than a majority of the Registrant’s common stock.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

New Inverness Explorations, Inc.

Date: July 26, 2006	By:	/s/ Amanda Lamothe
Amanda Lamothe
Chief Executive Officer